Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

Projected Year Ended February 28, 2009
Net Sales:
Electrical and Industrial Products	$205,000 to $210,000
Galvanizing Services	$160,000 to $170,000
Total Sales	$365,000 to $380,000
Diluted earnings per share	$2.28 to $2.42
Net Sales by Market Segment:
Power Generation	$52,000
Transmission and Distribution	$115,000
Industrial	$205,000
Total Sales	$372,000
Electrical and Industrial Products
Revenues by Industry:
Power Generation	20%
Transmission and Distribution	44%
Industrial	36%
Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	21%*
OEM’s	17%*
Industrial	19%*
Bridge and Highway	9%*
Petro Chemical	34%*
*Does not reflect AAA Galvanizing customer distribution
Operating Margins:
Electrical and Industrial Products	15.5% to 16.5%
Galvanizing Services	18.5% to 19.5%
Cash Provided By Operations	$30,000
Capital Expenditures	$12,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$11,000
Total Bank Debt	$100,000
Percent of Business By Segment:
Electrical and Industrial Products	55%
Galvanizing Services	45%